Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-266733) pertaining to the Satellogic Inc. 2021 Incentive Compensation Plan, and
(2)Registration Statement (Form S-8 No. 333-269552) pertaining to the Satellogic Inc. 2021 Incentive Compensation Plan,
of our report dated March 26, 2025, with respect to the consolidated financial statements of Satellogic Inc. included in this Annual Report (Form 10-K) of Satellogic Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Charlotte, North Carolina
March 26, 2025